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                                                                    Exhibit 99.1
Faro Technologies, Inc.
Corporate HQ-Florida USA
125 Technology Park
Lake Mary, FL 32746-6204

Telephone: 407-333-9911
Toll Free:   888-258-9338
Facsimile:  407-333-4181


Detroit Tech Center
Megellan Technology Center
Suite 100
46998 Megellan Drive
Wixon, MI 48393

Telephone: 248-669-8620
Toll Free:   888-569-6890
Facsimile:  248-669-8656

Faro Europe GmbH & Co. KG
Europe HQ - Germany
Ingersheimer Str. 12
D- 70499 Stuttgart-Weilimdorf
Germany

Telephone: 011-49-171122-22435
Facsimile:  011-49-171122-22444


Munich Sales Office
Fraunhofer str. 18a, 2 Stock
82152 Martinsried,
Germany

Telephone: 011-49-8989-55620
Facsimile:  011-49-8989-556222


Gladbeck Sales Office
Am Wiesenbush 2
45966 Gladbeck,
Germany

Telephone: 011-49-2043-944387
Facsimile:  011-49-2043-944395


Faro UK Sales Office
The Techno Centre
Coventry University, Technology Park
Puma Way, Coventry, CV1 2TT
United Kingdom

Telephone: 011-44-247623-6151
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Facsimile:  011-44-247623-6150


Faro France Sales Office
46, avenue des Freres Lumiere
78190 Trappes, France
France

Telephone: 011-33-13016-0600
Facsimile:  011-33-13016-0606


Portugal Sales & R & D Office
KG-Antares Aveiro
Rva das Leirinhas n 48, Aradas
Aveiro, 3810
Portugal

Telephone: 011-35-10343-71141
Facsimile:  011-35-10343-71143


Faro Japan                                      Faro Spain, SL
1015 Yamanota, Nagakute-cho                     CL Rosellon 224
aichi, 480-1143                                 E-08008 Barcelona
Japan                                           Spain

Telephone: 011-81-56162-9804                    Telephone: 011-34-9321-58271
Facsimile:  011-81-56164-3883                   Facsimile:  011-34-6709-08730